Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

COGNIZANT REPORTS FIRST QUARTER 2018 RESULTS

First quarter 2018 revenue of $3.91 billion, up 10.3% over 2017
Declares quarterly cash dividend of $0.20 per share

TEANECK, N.J., May 7, 2018 - Cognizant Technology Solutions Corporation (Nasdaq: CTSH), one of the world’s leading professional services companies, today announced its first quarter 2018 financial results.

Highlights - First Quarter 2018¹

•	Quarterly revenue rose to $3.91 billion, up 10.3% from the year-ago quarter.

•	Quarterly GAAP diluted EPS was $0.88, compared to $0.92 in the year-ago quarter.

•	Quarterly non-GAAP diluted EPS[2] was $1.06, compared to $0.84 in the year-ago quarter.

Revenue for the first quarter of 2018 rose to $3.91 billion, up 10.3% from $3.55 billion in the first quarter of 2017. GAAP net income was $520 million, or $0.88 per diluted share, compared to $557 million, or $0.92 per diluted share, in the first quarter of 2017. Non-GAAP diluted EPS was $1.06, compared to $0.84 in the first quarter of 2017. GAAP operating margin was 17.7% and non-GAAP operating margin2 was 20.3% for the first quarter of 2018.

“We achieved solid financial results in the first quarter and progressed our shift to digital services and solutions,” said Francisco D'Souza, Chief Executive Officer. “Cognizant has built the capabilities and scale to help clients digitize their offerings, create personalized customer experiences, instrument their operations, and modernize their IT infrastructure. This digital-at-scale value proposition is winning with clients and positioning us well to deliver a strong 2018."

_______________________
1On January 1, 2018, we adopted ASC Topic 606, “Revenue from Contracts with Customers,” or the New Revenue Standard, using the modified retrospective method. Results for reporting periods beginning after January 1, 2018 are presented under the New Revenue Standard, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting. For the three months ended March 31, 2018, adoption of the New Revenue Standard had a positive impact on revenue of $21 million, income from operations of $29 million and diluted earnings per share of $0.04 per share.
2Non-GAAP diluted EPS and non-GAAP operating margin exclude stock-based compensation costs and acquisition-related charges, realignment charges and, in the case of non-GAAP diluted EPS, net non-operating foreign currency exchange gains or losses, and the effect of recognition of an income tax benefit previously unrecognized in our consolidated financial statements related to a specific uncertain tax position (for the three months ended March 31, 2017 only). Reconciliations of non-GAAP diluted EPS and non-GAAP operating margin to the corresponding GAAP measures are included at the end of this release.

Second Quarter & Full Year 2018 Outlook

The Company is providing the following guidance:

▪	Second quarter 2018 revenue expected to be in the range of $4.00 billion to $4.04 billion.

▪	Second quarter 2018 non-GAAP diluted EPS[3] expected to be at least $1.09.

▪	Full year 2018 revenue expected to be in the range of $16.05 billion to $16.30 billion.

▪	Full year 2018 non-GAAP diluted EPS expected to be at least $4.47.

“First quarter results demonstrate solid execution of our plan to drive sustainable revenue growth while increasing margins," said Karen McLoughlin, Chief Financial Officer. "Our full year 2018 non-GAAP diluted EPS guidance reflects a higher than originally anticipated effective income tax rate due to the updated interpretation of the U.S. Tax Cuts and Jobs Act of 2017. Our strong balance sheet and cash flows continue to support both our capital return program and our investments in the business to drive future growth and continue our shift to digital services and solutions.”

Return of Capital Program

The Company has declared a quarterly cash dividend of $0.20 per share on Cognizant Class A common stock for shareholders of record at the close of business on May 22, 2018. This dividend will be payable on May 31, 2018.

As previously announced, on March 13, 2018, we entered into an accelerated share repurchase agreement to repurchase an aggregate of $300 million of Cognizant’s Class A common stock. We are on track to complete our plan, announced in February 2017, to return $3.4 billion to our shareholders by the end of 2018.

Conference Call
Cognizant will host a conference call on May 7, 2018 at 8:00 a.m. (Eastern) to discuss the Company’s first quarter 2018 results. To listen to the conference call, please dial (877) 810-9510 (domestically) and (201) 493-6778 (internationally) and provide the following conference passcode: “Cognizant Call.”

The conference call will also be available live on the Investor Relations section of the Cognizant website at http://investors.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software. An earnings supplement will also be available on the Cognizant website at the time of the conference call.

For those who cannot access the live broadcast, a replay will be available by dialing (877) 660-6853 for domestic callers or (201) 612-7415 for international callers and entering 13677713 from two hours after the end of the call until 11:59 p.m. (Eastern) on Monday, May 21, 2018. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

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3 A full reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to acquisition-related charges, realignment charges and net non-operating foreign currency exchange gains or losses, and the tax effects of these adjustments, as well as the tax effects of stock-based compensation expense, all of which are adjustments to non-GAAP diluted EPS. The reconciling information for non-GAAP diluted EPS guidance to GAAP EPS guidance that is available without unreasonable efforts is included at the end of this release.

About Cognizant
Cognizant (Nasdaq-100: CTSH) is one of the world’s leading professional services companies, transforming clients’ business, operating and technology models for the digital era. Our unique industry-based, consultative approach helps clients envision, build and run more innovative and efficient businesses. Headquartered in the U.S., Cognizant is ranked 205 on the Fortune 500 and is consistently listed among the most admired companies in the world. Learn how Cognizant helps clients lead with digital at www.cognizant.com or follow us @Cognizant.

Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding opportunities in the marketplace, investment in and growth of our business, our shift to digital solutions and services, our anticipated financial performance and our capital return program. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes references to the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share (“non-GAAP diluted EPS”). These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

We seek to manage the Company to a non-GAAP operating margin, which excludes stock-based compensation costs, acquisition-related charges and, realignment charges. Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. Realignment charges include severance costs, lease termination costs and advisory fees related to non-routine shareholder matters and to the development of our realignment and return of capital programs, when applicable. In addition to excluding stock-based compensation costs, acquisition-related charges and realignment charges, our non-GAAP diluted EPS also excludes net non-operating foreign currency exchange gains or losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, and, for the three months ended March 31, 2017, the effect of recognition of an income tax benefit previously unrecognized in our consolidated financial statements. In all periods presented, our non-GAAP diluted EPS is additionally adjusted for the income tax impact of the above items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

Management believes providing investors with an operating view consistent with how it manages the Company provides enhanced transparency into the operating results of the Company. For our internal management reporting and budgeting purposes, we use various GAAP and non-GAAP financial measures for financial and operational decision making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. In addition, due to a variety of award types, valuation methodologies and subjective assumptions that affect the calculations of stock-based compensation expense, we believe that the exclusion of stock-based compensation expense allows for more accurate comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures provides a meaningful supplemental measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of our non-GAAP measures, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation, acquisition-related charges, including amortization of purchased intangibles, and net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted EPS to allow investors to evaluate such non-GAAP financial measures.

Contact: David Nelson
VP, Investor Relations & Treasurer
201-498-8840
david.nelson@cognizant.com
- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions, except per share data)

	Three Months Ended March 31,
	2018(a)	2017(a)
Revenues	$3,912	$3,546
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	2,401	2,194
Selling, general and administrative expenses	711	686
Depreciation and amortization expense	107	96
Income from operations	693	570
Other income (expense), net:
Interest income	41	32
Interest expense	(6)	(6)
Foreign currency exchange gains (losses), net	(31)	52
Other, net	—	1
Total other income (expense), net	4	79
Income before provision for income taxes	697	649
Provision for income taxes	(177)	(92)
Income from equity method investments	—	—
Net income	$520	$557
Basic earnings per share	$0.89	$0.92
Diluted earnings per share	$0.88	$0.92
Weighted average number of common shares outstanding - Basic	587	605
Dilutive effect of shares issuable under stock-based compensation plans	2	2
Weighted average number of common shares outstanding - Diluted	589	607
Dividends declared per common share	$0.20	$—
Notes:

(a)
On January 1, 2018, we adopted ASC Topic 606, “Revenue from Contracts with Customers,” or the New Revenue Standard, using the modified retrospective method. Results for reporting periods beginning after January 1, 2018 are presented under the New Revenue Standard, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting policies. For the three months ended March 31, 2018, adoption of the New Revenue Standard had a positive impact on revenue of $21 million, income from operations of $29 million and diluted earnings per share of $0.04 per share.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)
(in millions, except par values)

	March 31, 2018(a)	December 31, 2017(a)
Assets
Current assets:
Cash and cash equivalents	$1,440	$1,925
Short-term investments	3,390	3,131
Trade accounts receivable, net	3,145	2,865
Unbilled accounts receivable	—	357
Restricted cash	159	—
Other current assets	856	833
Total current assets	8,990	9,111
Property and equipment, net	1,333	1,324
Goodwill	2,713	2,704
Intangible assets, net	955	981
Deferred income tax assets, net	394	418
Long-term investments	83	235
Other noncurrent assets	577	448
Total assets	$15,045	$15,221
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$293	$210
Deferred revenue	360	383
Short-term debt	100	175
Accrued expenses and other current liabilities	1,716	2,071
Total current liabilities	2,469	2,839
Deferred revenue, noncurrent	70	104
Deferred income tax liabilities, net	113	146
Long-term debt	673	698
Long-term income taxes payable	533	584
Other noncurrent liabilities	199	181
Total liabilities	4,057	4,552
Stockholders’ equity:
Preferred stock, $0.10 par value, 15.0 shares authorized, none issued	—	—
Class A common stock, $0.01 par value, 1,000 shares authorized, 586 and 588 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	6	6
Additional paid-in capital	63	49
Retained earnings	10,856	10,544
Accumulated other comprehensive income (loss)	63	70
Total stockholders’ equity	10,988	10,669
Total liabilities and stockholders’ equity	$15,045	$15,221
Notes:

(a)
On January 1, 2018, we adopted the New Revenue Standard using the modified retrospective method. Upon adoption, we reclassified (i) balances representing receivables, as defined by the New Revenue Standard, from Unbilled accounts receivable to Trade accounts receivable, net and (ii) balances representing contract assets, as defined by the New Revenue Standard, from Unbilled accounts receivable to Other current assets. Balances as of March 31, 2018 are presented under the New Revenue Standard, while prior period balances are not adjusted and continue to be reported in accordance with our historic accounting policies.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended March 31,		Guidance
	2018(a)	2017(a)	Q2 2018	Full Year 2018
GAAP income from operations	$693	$570
Add: Stock-based compensation expense (b)	59	54
Add: Acquisition-related charges (c)	41	34
Add: Realignment charges (d)	1	11
Non-GAAP income from operations	$794	$669

GAAP operating margin	17.7%	16.1%
Effect of stock-based compensation expense	1.5	1.5		1.4% - 1.6%
Effect of acquisition-related charges	1.1	1.0		(c)
Effect of realignment charges	—	0.3		(d)
Non-GAAP operating margin	20.3%	18.9%		approximately 21.0%

GAAP diluted earnings per share	$0.88	$0.92
Effect of above operating adjustments, pre-tax	0.17	0.16	(b), (c), (d)	(b), (c), (d)
Effect of non-operating foreign currency exchange (gains) losses, pre-tax (e)	0.06	(0.08)	(e)	(e)
Tax effect of non-GAAP adjustments to pre-tax income (f)	(0.05)	(0.07)	(b), (c), (d), (e)	(b), (c), (d), (e)
Effect of recognition of income tax benefit related to an uncertain tax position (g)	—	(0.09)	—	—
Non-GAAP diluted earnings per share	$1.06	$0.84	at least $1.09	at least $4.47

Notes:

(a)
On January 1, 2018, we adopted the New Revenue Standard using the modified retrospective method. Results for reporting periods beginning after January 1, 2018 are presented under the New Revenue Standard, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting policies.

(b)	Stock-based compensation expense reported in:

	Three Months Ended March 31,
	2018	2017
Cost of revenues	$15	$15
Selling, general and administrative expenses	44	39
Our guidance anticipates pre-tax stock-based compensation to be in the range of $0.10 to $0.12 per share for the second quarter of 2018 and $0.40 to $0.44 per share for the full year 2018. We cannot provide the tax effect of stock-based compensation on a forward-looking basis without unreasonable effort as it is subject to significant fluctuations based on the timing and number of stock options exercised by employees, the price of our stock at the time of such exercises and the price of our stock at the time of vesting of other stock-based awards.

(c)
Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. We cannot provide acquisition-related charges on a forward-looking basis without unreasonable effort as such charges may fluctuate based on the timing, size, and complexity of future acquisitions as well as other uncertainty inherent in mergers and acquisitions.

(d)
Realignment charges include severance costs, lease termination costs, and advisory fees related to non-routine shareholder matters and to the development of our realignment and return of capital programs, as applicable. The total costs related to the realignment are reported in "Selling, general and administrative expenses" in our consolidated statements of operations. As we continue to evaluate our realignment program, additional expenses may arise during the remainder of 2018. We cannot provide realignment charges on a forward-looking basis without unreasonable effort as the timing of such charges are uncertain.

(e)
Non-operating foreign currency exchange gains are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, reported in "Foreign currency exchange gains (losses), net" in our consolidated statements of operations. Non-operating foreign currency exchange gains and losses are subject to high variability and low visibility and therefore cannot be provided on a forward-looking basis without unreasonable efforts.

(f)	Presented below are the tax impacts of each of our non-GAAP adjustments to pre-tax income:

	Three Months Ended March 31,
	2018	2017
Non-GAAP income tax benefit (expense) related to:
Stock-based compensation expense	$19	$21
Acquisition-related charges	9	12
Realignment charges	—	4
Foreign currency exchange gains (losses)	(1)	5
The effective tax rate related to each of our non-GAAP adjustments varies depending on the jurisdictions in which such income and expenses are generated and the statutory rates applicable in those jurisdictions.

(g)
During the three months ended March 31, 2017, we recognized an income tax benefit previously unrecognized in our consolidated financial statements related to a specific uncertain tax position of $55 million. The recognition of the benefit in the first quarter of 2017 was based on management’s reassessment regarding whether this unrecognized tax benefit met the more-likely-than-not threshold in light of the lapse in the statute of limitations as to a portion of such benefit.

The above tables serve to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Schedule of Supplemental Information
(Unaudited)
(dollars in millions)

	Three Months Ended March 31, 2018(a)
			% Change
	$	% of total	Year over Year
Revenues by Segment:
Financial Services	$1,461	37.3%	6.2%
Healthcare	1,121	28.7%	11.8%
Products and Resources	821	21.0%	11.4%
Communications, Media and Technology	509	13.0%	18.4%
Total Revenues	$3,912		10.3%

Revenues by Geography:
North America	$2,975	76.0%	7.8%
United Kingdom	310	7.9%	13.1%
Rest of Europe	374	9.6%	31.2%
Europe - Total	684	17.5%	22.4%
Rest of World	253	6.5%	11.9%
Total Revenues	$3,912		10.3%

Employee Metrics:	March 31, 2018	March 31, 2017
Number of employees	261,400	261,200

Notes:

(a)
On January 1, 2018, we adopted the New Revenue Standard using the modified retrospective method. Results for reporting periods beginning after January 1, 2018 are presented under the New Revenue Standard, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting policies.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$520	$557
Adjustments for non-cash income and expenses	203	121
Changes in assets and liabilities	(335)	(401)
Net cash provided by operating activities	388	277
Cash flows from investing activities:
Purchases of property and equipment	(96)	(66)
Net (purchases) sales of investments	(130)	163
Payments for business combinations, net of cash acquired	(1)	(6)
Net cash (used in) provided by investing activities	(227)	91
Cash flows from financing activities:
Repurchases of common stock	(316)	(1,514)
Net change in borrowings and capital lease obligations	(114)	329
Dividends paid	(118)	—
Issuance of common stock under stock-based compensation plans	60	61
Net cash (used in) financing activities	(488)	(1,124)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	30
(Decrease) in cash, cash equivalents and restricted cash	(326)	(726)
Cash and cash equivalents, beginning of year	1,925	2,034
Cash, cash equivalents and restricted cash, end of period	$1,599	$1,308

SUPPLEMENTAL CASH FLOW INFORMATION
(in millions)

	Three Months Ended
Stock Repurchases under Board of Directors' authorized stock repurchase program:	March 31, 2018	March 31, 2017
Number of shares repurchased(a)	3.4	21.5

Remaining authorized balance	$1,400
Notes:

(a)
In March 2018, we entered into an accelerated share repurchase agreement, or ASR, with a financial institution. Under the terms of the March ASR and in exchange for up-front payments of $300 million, the financial institution initially delivered 3.0 million shares, a portion of the Company's total expected shares to be repurchased under the March ASR. The total number of shares ultimately delivered and therefore the average price paid per share, will be determined at the end of the purchase period, which is scheduled to end during the second quarter of 2018, based on the volume-weighted average price of the Company's common stock during that period.

In December 2017, the Company entered into an ASR to purchase up to $300 million of the Company's Class A common stock. In March 2018, the purchase period for the December ASR ended and an additional 0.4 million shares were delivered. In total, 4.0 million shares were delivered under the December ASR at an average repurchase price of $75.75.